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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No.333-144889) on Form S-4 (Amendment No. 2) of Echo Healthcare Acquisition Corp. of our report dated June 12, 2007 relating to our audit of the financial statements of Vets & Pets, Inc. as of June 24, 2005 and for the period from January 1, 2005 through June 24, 2005.

We also consent to the reference to our firm under the captions “Experts” in this Prospectus.

/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Santa Ana, California
October 23, 2007